Exhibit 99.1

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

AMERICAN LAND LEASE

Moderator: Shannon Smith

May 8, 2007

8:00 am CT

Operator:

Good morning. My name is (Len) and I’ll be your conference operator today.

At this time would like to welcome everyone to the American Land Lease First Quarter 2007 Earnings Conference call.

All lines have been places on mute to prevent any background noise. After the speaker’s remarks, there will be a question and answer session.

If would like to ask a question during this time, simply press star then the number 1 on your telephone keypad.

If you would like to withdraw your question, press the pound key.

Thank you, I will now turn the conference over to Mr. Shannon Smith, Chief Financial Officer of American Land Lease. Please go ahead, sir.

Shannon Smith:	Thank you, (Len).

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Good morning and welcome to the American Land Lease First Quarter Conference Call for 2007.

I’m Shannon Smith, the company’s chief financial officer, and I’m joined by Bob Blatz, our President and Chief Operating Officer.

Before we get to the business at hand, please be advice that some of the statements in this conference call constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements may include projections of the company’s cash-flow, dividends, anticipated returns on real estate investments, operating performance, and other results of operations.

Such forward-looking statements involved known and unknown risk, uncertainties and other factors that may cause the actual result the performance or achievements of the company to be materially different from any future results performance or achievement expressed or implied by the forward-looking statements.

Such factors include but are not limited to general economic and business conditions; a longer or deeper defined in the housing market and anticipated. Interest rate changes, financing and refinancing risks, risk inherent in owning real estate, future development rate of home site, including any slow down or (sensation) there up due to regulatory market conditions.

Changes in our capitalized interest as a result of lower than anticipated development activity. The availability of real estate assets of prices which make the company’s investment criteria. The company’s ability to reduce expense level, implement rent increases and used leverage, competition and

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

other risks set forth in the company’s most recent annual report on Form 10-K, the company’s Form 8-K, (branching) our earnings press released from those recently completed fiscal quarter, and the company’s other Securities and Exchange Commission filings.

The company undertakes no obligation or revise any forward-looking statements, whether it’s a result of new information, future events or otherwise. Or update the reasons why actual results could differ from those projected in any forward-looking statement.

In addition, we would have (unintelligible) certain non-GAAP financial measures during the course of this call such as “same store” results, “same site” results, funds from operations and others.

Management believes that such measures are important to understand the performance of the company. These non-GAAP measures are defined and reconcile in the comparable GAAP financial measure in our earnings release, the full effect of which is available on the company’s Web site under company press releases at www.americanlandlease.com.

Bob.

Robert Blatz:

Thank you, Shannon.

We’re not pleased—well we are no pleased with our year over year drop in FFO. We’re continued to be pleased to report solid “same store” and “same site” results for the first quarter.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Owning Land Leases our core business continues to result in higher levels of net asset value. This is a Land Lease business that drives our NAV growth, aided by additional site lease of each year.

With the “same stores”, “same sites” NOI growth rate of 9.7, and 5.5 respectively, our portfolio of Land Leases performed above expectations. With the “same site” growth of 5.5%, we continue to increase values at a rate in excess of inflation.

This increase combined with leverage continues to build our NAV at a rate we see as very attractive in today’s market.

One of the messages we use to increase occupancy and net asset value is executing new Land Leases, coincident with the sell of a new home to a tenant, which we refer to as our new home sales business.

Our success in new home sales contributes to our growth rate in addition to our “same site” growth rate. We continue to experience a decline in our new home sales business this quarter with the reduction in unit closings of 49 homes or 47.1% compared to the same quarter in 2006.

Our level of new contracts compared better than new home closing, but the result was an 18% reduction in new contract.

The total of 96 new contracts increased our backlog to 58 homes from the 34 contracts backlog at the beginning of the quarter.

Traffic levels realized during the quarter did not yield the level of contracts we had expected. While these results maybe consistent with the rest of the home building industry, we believe that our execution should and can be better.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Inside of our home closings for the quarter, we are pleased to note that the quality remains quite high. Our average selling price for the quarter was $135,000; a 5.5% increase over the same period in 2006, and the average size of the homes exceeded 1500 square-feet.

Our selling margins decline as a result of selective discounting and the impact of or inventory right down, disciplined against lower sales volume.

Excluding our inventory right down for the quarter, our gross margin would have been 28.2%. We expected continued margin challenges as compared to prior periods.

We continue to believe that the demographics of the country coupled with the quality of our communities will lead to continued growth for new home sale, and we are strengthening our positioning in personnel to be able to take advantage of the market when the market turns to increase in volume.

We continue to have confidence in our business model for those who with the mid to long-term view.

Our accumulative investment in quality a restricted community, professional staff, and enhanced systems provided solid foundation upon which we continued to build value.

This value creation, the building of NAV, as seen in there results of our “same site” and “same store” performance.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

We remain committed to the execution of our three competitive advantage. First, the focus on junior communities. Second, our success in the home sales business resulting in higher quality homes in our community. And third, the continued commitment to the development of high quality of active adult communities.

Our stable performance over the past several years continues to be result of two of these three competitive advantages: the focus on senior communities and our commitment to high excellence in our communities, our amenities and our homes.

In a car market, we faced challenges in the home sales business that continues to see the billing of home site which combined with our property operations continues to make us look toward the future, very optimistic about our ability to grow NAV for our shareholders.

Shannon?

Shannon Smith:

Thanks, Bob.

As we reflect on the results of the first quarter from the top down, we reported FFO of 30 cents per share which represents a decrease from the 48 cents per share in the first quarter of 2006.

Significant changes in FFO as compared to the first quarter of 2006 include approximately a 22 cent reduction and contribution from new home sales as a result of 47% reduction in new home closings.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

A 3-cent net increase in interest expense associated with newly acquired properties. A 3-cent net increase in interest expense associated with new release site.

A 2-cent increase and interest expense associated with increases and variable interest rates. And a 1-cent increase in G&A expenses is driven largely by equity based compensation cost.

In addition we had a half cent decrease in earnings from the sale of our Mullica Woods Community in New Jersey we reported to you during the fourth quarter. And a half cent increase in earnings attributable to delusion from equity base compensation as a result of higher stock prices impacting our dilutive options calculations.

All of this was all set by 6-cent increase in property operating margins from development and “same store” property results. And a 7-cent increase in property operating margins from newly acquired properties, and a 1-cent increase and other income.

The first quarter of 2007 result reflect the “same store” NOI growth 9.7% which includes “same site” NOI growth of 5.5%; our relative occupancy stood at 97.4% as of March 31, 2007.

Revenue levels increased 7.8% and expense levels increased 4% on the growth “same store” basis. We report tenant reimbursement as revenue and not as an offset to be presented to which the reimbursements relate. We’ve establish the least terms that includes billings to residents for increases in property taxes, and it establishes sub metering or direct metering of utility cost of 24 by 21 communities.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

When considering these billings as an offset cost occurred, our “same store” revenues increased 6.6%, and our expenses grew 1.4%.

Our first quarter 2007 operating margin before depreciation expense was 63.9% compared to 62% in 2006, and increase of 190 basis points.

The late fees we collect during the quarter exceeded our bad debt expense, and approximately 78% of our residence today paid their monthly lease payments through the ACH direct payment program.

Our new acquisitions were (achieved) earnings during the quarter, showing approximately 4 cents per share as reference earlier. We expect continued positive contributions from these acquisitions made in 2006.

Our home sales results included the 47% decrease in unit volume of closing, and all set by partially by 5.5% increase in average selling price. And as base of lower sales results, we continued to average improve our inventory cycle time throughout increase operating results.

The cycle time reductions in the construction portion of our business continue to be offset by longer marketing cycle time in a slower market.

Our trailing 12 month inventory turns were approximately 1.09 of the quarter. This represents a decrease in the 1.11 turns for the third quarter 2006.

While our fourth quarter inventory turns compared favorably due to a composite of public home builders that reported turns of 1.07 times for the fourth quarter. We are still committed to improving our inventory turns in adhering to our inventory discipline.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Our lower inventory turns cost us more than 3 cents in earnings as a result of higher relative interest cost associated with our inventory. Our quality of home and inventory is 10% lower, including model homes and guest houses the level of homes we maintain at December 31, 2006.

And as 23% lower than the average number of homes and inventory during the 2005 year our (high water mark), we expect to see slightly lower inventory turns so we continue to bring inventory levels in lined with current sale results.

And inventory this one is based on a full velocity and we now project their inventory turn levels will return to a more historical level later in the second half of 2007.

Bob?

Robert Blatz:

Thanks, Shannon.

In development, we pursued development activities to grow our portfolio or residential Land Leases with quality assets that result in higher levels of net asset value.

Our primary business objective in support of long-term risk adjusted returns for our shareholders.

During the first quarter, our development expenditures were approximately 5.1 million as we turn our land assets into home site leading to future leasing revenue.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

We continue to develop new subdivisions within communities we own. During the first quarter we completed the expansion to our clubhouses to Sunlake Community which double the sizes of the facility as been well received by both prospective and current residents.

This continues to be an area of focus, close control and execution as we continue to develop this critical skill, both planning and execution within our management team.

Review the development of the land within our portfolio is our key to our ability to expand its communities and locations where we already know the business, thereby reducing our risk.

We also note that some of our previous development activity, expansion of Blue Heron Pines and Gulfstream Harbor and the next phase at river cycle club has been flowing as a result of solid home sale.

We continue to work on this projects, but as a reduce rate until demand for new homes (stocks) up.

As many of you are tracking with us, we continue to make progress at our Sebastian Beach and Tennis Village as we work with both the city and county officials to bring online both our initial homes and the village center. We anticipate beginning home sales activities in the second half of the year.

In total, the company has an inventory of 2706 home sites that are partially developed or undeveloped. All these sites are fully entitled in zone for use as a Land Lease community.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

With the exception of Sebastian Beach and Tennis Village, and the village is a country club, all are contiguous too and a part of a current (A&L) Land Lease community where there are ongoing operations and approving customer base.

Significant development activity during the quarter included at Sebastian Beach and Tennis Village construction and site work continued for opening the community in the second half of 2007.

At the village’s country club project in Mesa, Arizona, site work continued and we expect home building to begin this quarter with initial closings in late 2007.

As a result of significant progress and site development over the past year, the company’s holdings of undeveloped sites are represented construction in progress as we have improved the raw ground.

The undeveloped sites represents home sites are untitled in a most (unintelligible) continues to and represent an extension of a stabilized community.

Specifically, the extended completion of home sites and select community are noted below the compromised 78% of the company’s undeveloped home sites.

Sebastian Beach and Tennis village were site (civil work) is 80% complete as a project to a hold representing substantial infrastructure progress for storm sewer, sanitary sewer, potable water, and irrigation service.

Villages of country club were site (civil work) is 90% complete as a project a whole, and 95% complete for the first phase representing substantial and structure progress for storm sewers, sanitary sewer, potable water and irrigation service.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Shannon?

Shannon Smith:

Thanks, Bob.

As noted earlier, the results from our home sales business has fallen below our initial expectations for 2007. Further, while the quality of homes remain quite high, we recognize that market indicators do not support an optimistic view for recovery and volume during 2007.

The duration and depth of the slow down and new home sales nationally has limited our visibility on future home sale volume.

As a result, we have adjusted our earnings expectations for 2007 to reflect our current expectations for the new home sales business which supplements our property operating growth rate.

Our projections for the other elements for our business remain unchanged. Our current projections included in our press release reflect an FFO range of $1.40 to $1.65 per share compared to the $1.55 to $1.90 per share included in our original projection.

The financial projections are result of new consideration of many factors we believe that are relevant in predicting our future performance. However, no assurance can be provided that would achieve these projections and after results will vary perhaps materially.

Bob?

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Robert Blatz:

In closing, the strength for our core business remains encouraging and we continue to focus on adapting to the changing market which over the long-term we believe supports continued growth of NAV to improve property performance and expansion through home sales.

The core of our growth continues to come from the same sight, the same through our performance in our operating property. The core of our growth continue to come from the “same site”, the same through our performance than our operating properties as we continue to seek the higher level of new home closings in pursuit of higher levels of growth.

As Shannon reviewed our 2007 projections have been modified, and reflect the strength of our underlying business combined with the challenges of the current home sales market. As we look towards the future, there are many reasons for us to be cautiously optimistic.

Key factors impacting our near term success include continue to “same site” and “same store” performance consistent with the past three years. The continued lack of sales momentum which let us to be realistic in our outlook for home sales in 2007.

Continued availability of insurance into a lesser extent, retail financing responsive to the needs of our customers.

Our ability to support our continuing growth in sales to the completion of development and key properties. The cost of compliance with regulatory requirements has cost have been and will continue to be proportionally high on a per share basis for (A&L), as compared to larger companies.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

And a general economic conditions that have the date, that has really impacted our operations while we expect interest rates to change in the next 18 months, we are unable to forecast the impact if any that this will have on our business.

This past quarter we did not achieve our profitability goals or volume goals within the home sales business.

We continue to engage in the home sales business as it fuels the continued absorption and growth of our communities as well as provide the path to increase in current values within our establish portfolio.

We’ve always taken a long-term look at our business in recognizing that our NAV is dependent upon the continuing property operating Land Lease business.

We’ve elected to maintain our long-term focused which means continuing to sell high quality homes, improving our amenities and preparing for the increasing customer base that we believe we respond to our communities in the near future and we result in a return to increasing home sales in the midterm.

Future value lies in the improvement of the execution of our fundamental business processes and the resulting increasing and profitability in the property operations business.

We continue to seek acquisition opportunities that are consistent with our current portfolio and that (unintelligible) our risk adjusted returns targets.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

We view our home—our business and this asset classes are true opportunity of the future growth as we continue to build our core operating and home sales business as well as develop future opportunities for growth and expansion.

In summary, we are encouraged by the continued growth of NAV within the company. We are in a solid performance property operations business that has proven time over time to continue to grow.

Our current home sales business continues to add additional growth but we acknowledge that the rate of that growth is at a lower rate. We continue to believe that we have established a good foundation on which to build continued growth in future success and we look to executing on that basis throughout the remainder of the year.

This focus on the three segments of our business: development, home sales, and property operations. Continued to build value within the company and we believe may (unintelligible) great investment opportunity for those with the mid to long-term view who are focused on the company’s NAV growth.

We’ll now open the floor for questions.

Operator:

At this time would like to remind everyone, in order to ask a question, press star then the number 1 on your telephone keypad.

We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from Paul Adornato with BMO Capital Market.

Paul Adornato:	Hi. Good morning.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Shannon Smith:	Good morning, Paul.

Paul Adornato:	Could you tell us the new home sale volume assumption that are in your guidance at the low end and at the high end of the guidance range.

Robert Blatz:	The low end is a 285, high end is 350, Paul.

Paul Adornato:

Okay, thanks.

And in the past, you’ve been able to make some acquisitions of partially developed communities where the previous developer had gone into some trouble, financial trouble.

Are you noticing some opportunities like that in the market today?

Robert Blatz:	We’re continuing to look for those in this market because we think this is the right markets that identify those, and as they come up, we are evaluating the full to see if there’s an opportunity for the company.

Paul Adornato:	And where would you say cap rates are overall in today’s market?

Robert Blatz:	We continue to see cap rates in the 5% range.

Paul Adornato:	Okay. Thank you.

Operator:

If you would like to ask a question at this time, press star-1.

Again, I would like to remind everyone in order to ask a question, press star-1 on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

Another follow up question from Paul Adornato.

Paul Adornato:	Hi. On Sebastian Beach, what regulatory approvals or other items out of your control need to fall into place before you can start sales?

Shannon Smith:

Paul, the key issue there is with respect to platting of the community. We have reported to you before that this past summer in July, a new town was formed and the boarder for that town bisected the property. And through that exercise we’ve been required in the practical basis to coordinate both an interlocal agreement and special platting language between the newly formed down on the one hand, and the county on the other hand.

And in this case, you know, the town did not hold their elections for this past November so there was not a governmental body for us to interact with until that time. And we’ve made good progress and have reconciliation on that language and expect that here in the next few quarters we’ll be able to (plat) this community and move forward with new home sales.

Paul Adornato:	And they’re, you know, now fully staffed that the municipality in order to response to your request.

Shannon Smith:	Paul, when I say fully staffed, it’s probably a bit aggressive, the talent it continues to (unintelligible) the county for on a number services on behalf of the town, the town is a small community town. This is not a booming metropolis if you will. And as a result, they do not have professional on staff growth management department they were relying upon the county to provide that service.

AMERICAN LAND LEASE

Moderator: Shannon Smith

05-08-07/8:00 am CT

Confirmation # 8314737

And it’s been—the issue has been working out the interlocal agreement between the town of the county and what the county to provide that service to them.

Paul Adornato:	Okay. Thank you.

Operator:	If you would like to ask a question, at this time, press star-1. Gentlemen, there are no further questions at this time. Are there any closing remarks?

Robert Blatz:	We just appreciate everyone’s time this morning and look forward to reporting out to you all after the end of the second quarter. Thank you and have a great day.

Operator:	Thank you. This concludes the American Land Lease first quarter 2007 earnings conference call. You may now disconnect.

END